POWER OF ATTORNEY

I, Xiangyang Lu, Director of ORB Automotive Corporation, hereby appoint William W. Uchimoto, Esq. and Jacquelyn A. Hart, Esq. as my true and lawful attorneys to prepare, execute on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, Forms 3, 4, 5, Schedules 13D and 13G and arrange any other documents necessary to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or with Regulation 13D.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file forms or schedules with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney shall be effective as of this 19th day of July, 2011.

In Witness Whereof, I have signed this Power of Attorney of my own free will.

/s/ Xiang-Yang Lu
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Xiang-Yang Lu
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